EXHIBIT 10.4

                             COMPENSATION AGREEMENT

         THIS COMPENSATION AGREEMENT (this "Agreement") is made as of the 3rd day of May, 2007, by and between Techlabs, Inc., a Florida corporation (the "Company"), with its principal place of business at 1820 NE Jensen Beach Blvd., Suite 634, Jensen Beach, Florida, 34957 and Joel Bernstein, an individual ("Bernstein"), with his principal place of business located at 2666 Tiger Tail Avenue, Suite 104, Miami, Florida 33133


                                R E C I T A L S:

         WHEREAS, the Company desires to retain Bernstein to provide certain services to it as hereinafter set forth.

         WHEREAS, Bernstein is willing to be engaged by the Company to perform those services.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Engagement. The Company hereby retains Bernstein for a period of three (3) months from the date hereof to provide a variety of to provide legal counsel on a variety of issues, as well as other services as requested by the Company reasonably related to the foregoing.

         2. Compensation for Services. As full and complete consideration for the performance of the Services, the Company shall issue Bernstein 50,000 shares of the Company's common stock, which is equal to approximately $4,000 based upon the fair market value of the Company's common stock as of the date hereof. Such shares shall be issued pursuant to the Company's 1999 Stock Incentive Plan and, upon issuance, shall be fully paid, duly issued and freely tradeable. Bernstein shall bear all of his own expenses related to the Services to be rendered to the Company pursuant to this Agreement, including but not limited to telephone, telecopier, Internet, overnight mails and travel.

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         3. Representations and Warranties of Bernstein. Bernstein represents and warrants that he has the full right, power and capacity to execute and deliver this Agreement and perform his obligations hereunder; that the execution and delivery of this Agreement and the performance by Bernstein of his obligations pursuant to this Agreement do not constitute a breach of or a default under any agreement or instrument to which he is a party or by which he or any of his assets are bound; and that this Agreement, upon execution and delivery of the same by Bernstein, will represent the valid and binding obligation of Bernstein enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination of this Agreement.

         4. Limitation on Scope of Services; Indemnification.

         a. The scope of the services to be rendered by Bernstein to the Company are as set forth herein, it being understood by the parties that all content of documents to which the Company is a party are the responsibility of the Company. The Company acknowledges its understanding that Bernstein is not an attorney, that the scope of the services to be provided by him are not legal in nature, that he will not be providing any legal advice regarding the Services or any other matter, and that the Company will seek the counsel of its attorneys in all matters related to the Services as it deems necessary.

         b. The Company will indemnify and hold Bernstein harmless against any losses, claims, damages or liabilities, joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees, including appeals) to which Bernstein may become subject in connection with the Services to be performed by him pursuant to this Agreement and reimburse Bernstein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation. The foregoing indemnity agreement will be in addition to any liability which the Company may otherwise have.

         5. Confidentiality. Bernstein agrees that all non-public information pertaining to the prior, current or contemplated business of the Company constitutes valuable and confidential assets of the Company. Such information shall include, without limitation, information relating to customer lists, bidding procedures, intellectual property, patents, trademarks, trade secrets, financing techniques and sources and such financial statements of the Company as are not available to the public. Bernstein shall hold all such information in trust and confidence for the Company and shall not use or disclose any such information for other than the Company's business and shall be liable for damages incurred by the Company as a result of the use or disclosure of such information by Bernstein, except (i) where such information is publicly available or later becomes publicly available other than through a breach of this Agreement, or (ii) where such information is subsequently lawfully obtained by Bernstein from a third party or parties, or (iii) if such information is known to Bernstein prior to the execution of this

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Agreement, or (iv) as may be required by law. Bernstein acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of this paragraph would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach or threatened breach by Bernstein of any of this paragraph, Bernstein agrees that, in addition to any remedy at law available to the Company including, but not limited to, monetary damages, and the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

         6. Amendment or Assignment; Parties in Interest. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought. This Agreement is not assignable by Bernstein without the prior written consent of the Company, which such consent may not be forthcoming. The Agreement herein set forth is made solely for the benefit of the Company and Bernstein; any person controlling either of them, and their respective executors, administrators, successors and assigns; and no other person will acquire or have any rights under or by virtue of this Agreement.

         7. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

         8. Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

         9. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

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         10. Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of Florida, without and application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in St. Lucie County in the State of Florida. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in St. Lucie County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in St. Lucie County, Florida, has been brought in an inconvenient forum.

         11. Binding Nature, No Third Party Beneficiary. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit. No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

         12. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            TECHLABS, INC.

                                       By:  /s/  Jayme Dorrough
                                            ------------------------------------
                                            Jayme Dorrough, President


                                            /s/  Joel Bernstein
                                            ------------------------------------
                                            Joel  Bernstein

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